Exhibit 3.13

New York State Department of State

Division of Corporations, State Records and Uniform Commercial Code

One Commerce Plaza, 99 Washington Avenue

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BidURenergy, Inc.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is: BidURenergy, Inc.

If the name of the corporation has been changed, the name under which it was formed is: U.S. Direct Energy Inc.

SECOND: The date of filing of the certificate of incorporation with the Department of State is: November 23, 2005

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows: First: The name of the corporation is … (new name) … )

Paragraph 5 of the Certificate of Incorporation relating to the address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is hereby amended to read in its entirety as follows:

5.          The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

Paragraph of the Certificate of Incorporation relating to is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

☐     The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒   The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ Elizabeth McCormack	Elizabeth McCormack
(Signature)	(Name of Signer)

Authorized Person
(Title of Signer)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BidURenergy, Inc.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name Elizabeth McCormack

Address c/o NRG Energy, Inc. 211 Carnegie Center

City, State and Zip Code Princeton, NJ 08540

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

RECEIVED	RECEIVED	RECEIVED

2013 SEP-4 PM 4:03	2013 AUG 29 PM 12:06	2013 AUG 30 PM 4:02

DRAWDOWN

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED SEP -5 2013

TAX $	—

BY:	[ILLEGIBLE]
Erie

FILED

2013 SEP-5 AM 11:15

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

U.S. DIRECT ENERGY INC.

Under Section 805 of the Business Corporation Law

The undersigned, being a Director of U.S. Direct Energy Inc. does hereby certify:

1.                             The name of the corporation is: U.S. Direct Energy Inc.

2.                             The Certificate of Incorporation of U.S. Direct Energy Inc. was filed with the Department of State on November 23, 2005.

3.                             The Certificate of Incorporation of U.S. Direct Energy Inc., as heretofore changed, is hereby amended to change the name of the Corporation to BidURenergy, Inc. In order to effect said amendment, Article First is hereby amended to read in its entirety as follows:

“FIRST:                              The name of the corporation is: BidURenergy, Inc. (hereinafter the “Corporation”).”

4.                             This Certificate of Amendment has been authorized by the unanimous written consent of the Directors and holders of all outstanding shares.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 28th day of September, 2009.

/s/ Stephen P. Lynch
Stephen P. Lynch, Director
4455 Genesee Street, Building 6
Buffalo, New York 14225

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

U.S. DIRECT ENERGY INC.

(Under Section 805 of the Business Corporation Law)

FILED

2009 SEP 30 AM 8:32

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED SEP 30 2009
TAX $
BY:	[ILLEGIBLE]
Erie

Filed By:	Lippes Mathias Wexler Friedman LLP
665 Main Street
Suite 300
Buffalo, NY 14203

DRAWDOWN

RECEIVED

2009 SEP 29 PM 4: 04

CERTIFICATE OF INCORPORATION

OF

U.S DIRECT ENERGY INC.

Under Section 402 of the Business Corporation Law

FIRST	The name of the corporation is U S Direct Energy Inc

SECOND.

The Corporation is formed for the following purpose or purposes: To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

THIRD.	The office of the corporation is to be located in the County of Erie, State of New York.

FOURTH:	The number of shares which the Corporation shall have the authority to issue is 200, all of one class without par value.

FIFTH:

The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

3735 Genesee St.
Buffalo, New York 14225

SIXTH.

The personal liability of a director of the Corporation to the Corporation or its shareholders for damages for any breach of duty in such capacity as a director is eliminated to the fullest extent allowed under the laws of the State of New York. This provision shall not eliminate the personal liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violate Section 719 of the New York Business Corporation Law.

IN WITNESS WHEREOF, this Certificate has been subscribed to this 23rd day of November, 2005, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

/s/ Laura A. Manch
Laura A. Manch, sole Incorporator
Kavinoky Cook LLP
726 Exchange Street
Suite 800
Buffalo, New York 14210

1

CERTIFICATE OF INCORPORATION

OF

U.S DIRECT ENERGY INC

Under Section 402 of the Business Corporation Law

CSC 45

DRAW DOWN

Filer:

Kavinoky Cook, LLP

726 Exchange Street, Suite 800

Buffalo, New York 14210

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED NOV 23 2005
TAX $
BY:	[ILLEGIBLE]
Erie

2